As filed with the Securities and Exchange Commission on June 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	98-1304287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GLOBAL INDEMNITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-0184863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Cayman Islands

+(345) 949-0100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas M. McGeehan

Chief Financial Officer

c/o Global Indemnity Group, Inc.

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(610) 664-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Megan J. Baier, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(4)	Amount of Registration Fee(5)(6)

Global Indemnity Limited:	$230,000,000		$230,000,000	$28,635
A ordinary shares, $0.0001 par value
B ordinary shares, $0.0001 par value
Preferred shares, $0.0001 par value
Depositary shares
Debt securities(7)
Warrants to purchase ordinary shares or preferred shares
Warrants to purchase debt securities(7)
Stock purchase contracts
Stock purchase units

Global Indemnity Group, Inc.:
Debt securities(7)
Warrants to purchase debt securities(7)
Total	$230,000,000	100%	$230,000,000	$28,635

(1)	Any securities registered under this registration statement may be sold separately, together or as units with other offered securities.
(2)	Not specified as to each class of securities to be registered. The maximum aggregate offering price of the securities of Global Indemnity Limited and Global Indemnity Group, Inc. registered hereby will not exceed $230,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price (rather than the principal amount) of any debt securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any preferred shares, the issue price of any ordinary shares or warrants and the exercise price of any warrants or convertible securities, as applicable.
(3)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.
(4)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and excludes accrued interest, distributions and dividends, if any.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the proposed maximum aggregate offering price of all the securities listed.
(6)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $270,000,000 of unsold securities, consisting of A ordinary shares, B ordinary shares, preferred shares, depositary shares, debt securities, warrants to purchase A ordinary shares, warrants to purchase preferred shares, warrants to purchase debt securities, stock purchase contracts and stock purchase units, previously registered by the registrant on Form S-3 initially filed July 2, 2015 (Reg. No. 333-205451) by Global Indemnity Limited (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $31,374 previously paid relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities included on this registration statement. Accordingly, the amount of the registration fee for the registration of securities under this registration statement has been calculated based on the proposed maximum offering price of the additional $230,000,000 of securities registered on this registration statement, consisting of A ordinary shares, B ordinary shares, preferred shares, depositary shares, debt securities, warrants to purchase A ordinary shares, warrants to purchase preferred shares, warrants to purchase debt securities, stock purchase contracts and stock purchase units of Global Indemnity Limited and debt securities and warrants to purchase debt securities of Global Indemnity Group, Inc. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(7)	Debt securities issued by Global Indemnity Limited will be co-issued by Global Indemnity Group, Inc. and no separate consideration will be received for debt securities issued by Global Indemnity Group, Inc. Accordingly, Global Indemnity Group, Inc. will not receive separate consideration for warrants to purchase debt securities co-issued by Global Indemnity Limited and Global Indemnity Group, Inc.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2018

PROSPECTUS

$500,000,000

GLOBAL INDEMNITY LIMITED

A Ordinary Shares, B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase A Ordinary Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

GLOBAL INDEMNITY GROUP, INC.

Debt Securities and Warrants to Purchase Debt Securities

Global Indemnity Limited (“Global Indemnity”) and/or Global Indemnity Group, Inc., a wholly owned subsidiary of Global Indemnity (“GIGI”), may offer and sell from time to time the securities described in this prospectus. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our A ordinary shares are traded on the NASDAQ Global Select Market under the symbol “GBLI.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated herein by reference.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

-i-

As used in this prospectus, unless the context requires otherwise, (1) “Global Indemnity,” “we,” “us,” “the Company” and “our” refer to Global Indemnity Limited, an exempted company incorporated under the laws of Cayman Islands, together with its consolidated subsidiaries, including Global Indemnity Group, Inc., (2) references to “GIGI” refer to Global Indemnity Group, Inc., (3) references to “dollars” and “$” are to United States currency, and (4) the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

-ii-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Global Indemnity and GIGI filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to up to a total initial offering price of $500,000,000 of (i) the A ordinary shares, B ordinary shares, preferred shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units described in this prospectus of Global Indemnity and (ii) the debt securities and warrants to purchase debt securities of GIGI. This prospectus provides you with a general description of the securities that Global Indemnity and/or GIGI may offer.

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that may be offered under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the companies.

We have based the forward-looking statements included or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus or documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein, as updated by our subsequent filings under Exchange Act.

The Company’s forward-looking statements speak only as of the date of this report or as of the date they were made. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

GLOBAL INDEMNITY LIMITED

Global Indemnity, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. Global Indemnity is a holding company formed on February 9, 2016 under the laws of the Cayman Islands. On November 7, 2016, Global Indemnity replaced Global Indemnity plc (“GI-Ireland”) as the ultimate parent company pursuant to a scheme of arrangement whereby each of GI-Ireland’s A ordinary shares were cancelled and replaced with one A ordinary share of Global Indemnity on a one for one basis and each B ordinary share of GI-Ireland was cancelled and replaced with one B ordinary share of Global Indemnity on a one for one basis. Our Ordinary Shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

Subsequent to the completion of the redomestication, certain of our subsidiaries, including GI-Ireland, were placed into liquidation, liquidated, or merged out of existence. In addition, substantially all of the assets of these companies, including intellectual property, were transferred to Global Indemnity.

GIGI was incorporated in the State of Delaware in 2003 and is an indirect wholly owned subsidiary of Global Indemnity.

We manage our business through three business segments: Commercial Lines, managed in Bala Cynwyd, Pennsylvania, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, Arizona, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise our U.S. Insurance Operations.

We are incorporated in Cayman Islands as an exempted company and our principal executive offices are located at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers Corporate Limited. Our telephone number is +1345 814 7600 and our website address is www.globalindemnity.ky. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2018 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, the financing for acquisitions, repurchases of ordinary shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income (loss) before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

	Fiscal Year Ended December 31,					Three Months Ended March 31
	2017	2016	2015	2014	2013	2018	2017
Ratio of Earnings to Fixed Charges	0.4x	5.7x	6.4x	43.4x	10.0x	1.9x	4.4x
Ratio of Earnings to Fixed Charges and Preferred Share Dividends	0.4x	5.7x	6.4x	43.4x	10.0x	1.9x	4.4x

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the Cayman Island Companies Law and to the complete text of our amended and restated memorandum and articles of association, which is incorporated herein by reference. See “Where You Can Find More Information.” We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital is US$100,000 consisting of 600,000,000 A ordinary shares and 300,000,000 B ordinary shares of US$0.0001 each, and 100,000,000 preferred shares of US$0.0001 each.

Issued Share Capital

As of June 20, 2018, our issued share capital consisted of 10,150,130 A ordinary shares, which includes 74,784 treasury shares, with par value of $0.0001 per share and 4,133,366 B ordinary shares, with a par value of $0.0001, and no outstanding preferred shares.

The rights and restrictions to which the ordinary shares are subject are prescribed in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association entitles our board of directors (the “Board”), without shareholder approval, to determine the terms of the preferred shares issued by us. Our Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Pre-emption Rights, Share Warrants and Share Options

Under Cayman law, no statutory pre-emption rights apply.

Subject to the qualification that the directors may not issue or allot shares in excess of the authorized share capital, Cayman law does not restrict the ability of our Board to issue warrants or options in circumstances where they consider in good faith that the interests of the company are served thereby.

Our amended and restated memorandum and articles of association provides that the Board is authorized to grant, upon such term as the Board deems advisable, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. No statutory pre-emption rights will apply to the issuance of warrants and options issued by us.

We are subject to the rules of NASDAQ requiring shareholder approval of certain share issuances. The Cayman Islands Takeover Code does not apply to us because we are not admitted to listing in the Cayman Islands.

Dividends

Under Cayman law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses on a standalone basis, together with amounts standing to the credit of the company’s share premium account. The share premium account is an account maintained in our books and records that records the excess of the consideration paid (or deemed to have been paid) upon the initial issuance of any share over the par value of that share. Distributions may not be made from the share premium account unless, immediately thereafter, the company is able to meet its obligations in the ordinary course as they fall due.

The determination as to whether or not we have sufficient distributable reserves (including in respect of share premium) to fund a dividend is a determination to be made by the Board by reference to the legal, financial and accounting information available to it. As a matter of Cayman law, we are required to maintain accounts that give a “true and fair view” of the state of our affairs and to explain its transactions. Cayman law does not require us to file annual accounts in the Cayman Islands.

Our amended and restated memorandum and articles of association provides that dividends may be declared by the company in general meeting, but no dividends shall exceed the amount recommended by the Board. However, the amended and restated memorandum and articles of association authorizes the Board to declare such interim dividends as appear justified from our profits without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. The Board may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to us in respect of shares of the company.

Subject to certain limited exceptions, no dividends may be paid on our ordinary shares unless all necessary provisions, where relevant, have been made for payment of any preference dividend in respect of any preference shares then in issue.

The Board is also authorized to issue shares in the future with preferred rights to participate in dividends declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our ordinary shares with respect to dividends.

On December 27, 2017, the Company announced the adoption of a dividend program with an anticipated initial dividend rate of $0.25 per share per quarter ($1.00 per share per year). Payment of dividends is subject to future determinations by the Board of Directors based on the Company’s results, financial conditions, amounts required to grow the Company’s business, and other factors deemed relevant by the Board.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions

Under Cayman law, a company can issue redeemable shares and redeem or repurchase them out of distributable reserves (which are described above under “Dividends”), including share premium, or the proceeds of a new issue of shares made for that purpose. Shareholder approval will not be required to redeem our redeemable ordinary shares.

Our amended and restated memorandum and articles of association allows for the conversion of any B ordinary share to an A ordinary share if (i) the holder of a B ordinary share (the Holder) wishes to effect such a conversion, or (ii) a person (the Transferee) agrees a transfer of the shares (the Affected Shares) with the Holder, whether or not for value. Conversion may be effected by means of redemption and issue of a new share. In that instance Affected Shares are converted to redeemable shares and redeemed by us for their aggregate nominal value immediately before any anticipated conversion or transfer. The Affected Shares are either cancelled or held as treasury shares. We then pay the redemption amount for the Affected Shares to a nominated third party. That third party holds the redemption sum on trust and applies it to pay for an issue of A ordinary share equal in number to the Affected Shares. There is one exception to conversions on transfer. Where the proposed transfer is to an existing holder of B ordinary share or an affiliate of an existing holder of B ordinary share, the B ordinary share concerned is redeemed and a new B ordinary share (rather than an A ordinary share) is issued to the Transferee.

We may also be given authority to purchase our own shares, including on a recognized stock exchange such as NASDAQ or off-market purchases, in such manner as our shareholders may approve by ordinary resolution. Our shareholders have not to date approved any manner of repurchase.

The Board has the authority to issue other preference or other classes or series of shares that may be redeemed at the option of either us or the holder, depending on the terms of such shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on preference shares.

Our repurchased and redeemed shares may be cancelled or held as treasury shares. Subject to the requirement that there be one share issued and outstanding that is not a treasury share, there is no restriction on the number of treasury shares that we may hold. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares and no dividend or other payment can be paid to us in respect of those shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Under Cayman law, it is permissible for a subsidiary to purchase our shares either on-market or off-market without restriction. Any such shares will not be regarded as treasury shares.

Bonus Shares

Under our amended and restated memorandum and articles of association, subject to the Board’s authority to issue and allot shares, the Board may resolve to capitalize any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Pursuant to the provisions of our amended and restated memorandum and articles of association, we may by ordinary resolution: (a) consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares; (b) convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination; (c) subdivide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and (d) cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Reduction of Share Capital

Pursuant to the provisions of our amended and restated memorandum and articles of association, we may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by the Cayman Islands Companies Law (including by application to court for a reduction of share capital); provided that we shall not increase, reduce or alter our share capital, if such action, in the Board’s sole and absolute discretion, would cause a non-de minimis adverse tax, legal or regulatory consequence to us, any of our subsidiaries, any direct or indirect shareholder or our affiliates.

Voting

At a general meeting, our amended and restated memorandum and articles of association provides that votes will be taken on a poll and every shareholder shall have one vote for each A ordinary share and ten votes for each B ordinary share that he or she holds as of the record date for the meeting. Holders of our ordinary shares vote on all matters submitted to a vote of shareholders, except that if, and for so long as, the votes conferred by our Controlled Shares of any 9.5% U.S. Shareholder (as defined in our amended and restated memorandum and articles of association) constitute 9.5% or more of the votes conferred by the issued shares of the company, the voting rights with respect to our Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in our amended and restated memorandum and articles of association. The holder(s) of deferred shares are not entitled to a vote.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that the Board may permit the appointment of proxies by the shareholders to be notified to us electronically.

In accordance with our amended and restated memorandum and articles of association, the Board may from time to time cause us to issue preference or other classes or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares do not entitle their holders to vote at general meetings of shareholders. Shares in us held by our subsidiaries are not precluded by Cayman law from voting at our general meetings.

Except where a greater majority is required by Cayman law or our amended and restated memorandum and articles of association, any question proposed for consideration at any of our quorate general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Cayman law requires “special resolutions” of the shareholders to approve certain matters.

Variation of Rights Attaching to a Class of Shares

Variation of any special rights attached to any class or series of our issued shares (including our ordinary shares) must, in accordance with our amended and restated memorandum and articles of association, be approved by (1) the consent of the holders of not less than 75% the shares of the class or series affected, passed by the affirmative vote of the holders of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of 75% the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares, our amended and restated memorandum and articles of association provides that the necessary quorum is the presence, in person or by proxy, of at least one shareholder representing 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by our Controlled Shares of any person constitute 9.5% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to our Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 9.5%, pursuant to a formula set forth in our amended and restated memorandum and articles of association.

Inspection of Books and Records

Cayman law does not confer upon shareholders specific rights to inspect our books and records. Pursuant to the provisions of the Cayman Islands Companies Law, a shareholder may apply to the Grand Court of the Cayman Islands to appoint one or more competent inspectors to examine the affairs of the company and to report therein in such manner as the court may direct.

Acquisitions

There are a number of mechanisms for acquiring a Cayman Islands exempted company, including:

Scheme of Arrangement

A court-approved scheme of arrangement under the Cayman Islands Companies Law is an arrangement with one or more classes of shareholders that requires a court order from the Grand Court of the Cayman Island and the approval of: (1) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, (2) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are effectively excluded from the tally of a vote on the scheme because such shares will be considered to belong to a separate class for the purposes of approving the scheme.

Tender Offer

Where the holders of 90% or more in value of a class of our shares (excluding any shares already beneficially owned by the offeror) have within four months of the making of an offer accepted an offer for their shares in us, the remaining shareholders in that class may be statutorily required to also transfer their shares by notice given at any time within two months of the expiry of the four month period, unless, within one month, the non-tendering shareholders can obtain a Cayman court order otherwise providing. If the offeror has acquired acceptances of 90% of all our shares but does not exercise its “squeeze out” right, then the non-accepting shareholders have no statutory right to require the offeror to acquire their shares on the same terms as the original offer.

Merger

Pursuant to the provisions of the Cayman Islands Companies Law, we may merge with another company (wherever incorporated, provided that such merger is not prohibited by the laws of the jurisdiction of incorporation of that company). A merger under Cayman law requires the consent of two-thirds of the votes cast at a quorate meeting of our voting shareholders.

Asset Sale

Under Cayman law, the Board’s approval, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of our assets.

Appraisal Rights

Generally, under Cayman law, shareholders of a Cayman Islands exempted company do not have statutory appraisal rights; provided that, in the event of a statutory merger under the Cayman Islands Companies Law, a shareholder shall be entitled to receive the fair value of his shares upon dissenting from such merger. This right is generally only available in circumstances where the consideration under the terms of the merger is payable in cash.

A dissenting shareholder in a successful tender offer for a Cayman Islands exempted company may, by application to the Grand Court of the Cayman Islands, object to that company using the compulsory squeeze out provisions of the Cayman Islands Companies Law.

Disclosure of Interests in Shares

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances; Transfer Restriction

Cayman law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. Whilst there is no directly relevant case law on the validity of such plans under Cayman law, the decisions in comparable circumstances of the courts of England and Wales in particular are of persuasive authority in the Cayman Islands.

The Board has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

Our amended and restated memorandum and articles of association provides that the Board may decline to register a transfer of shares if it appears to the Board that the effect of such transfer would be to increase the number of our Controlled Shares (as defined in our amended and restated memorandum and articles of association) of any person to 9.5% or more of any class of voting shares of the total issued shares or of the voting power of the company.

Cayman Takeover Code and Substantial Acquisition Rules

Because the Company is not listed on the Cayman Islands Stock Exchange, the Cayman Takeover Code and associated substantial acquisition rules do not apply to us.

As a matter of general corporate law, the directors of a Cayman exempted company are required to act in good faith in what they reasonably consider to be in the best interests of the company. Any exercise by the Board of the authority conferred upon it by our amended and restated memorandum and articles of association will be subject to this fiduciary standard.

Corporate Governance

Our directors have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and may be expected to have a more intimate understanding of the company’s day to day activities that would non-executive directors).

At common law, a director has a fiduciary duty to act in good faith in what the director considers to be the interests of the company, and of exercising due care and skill. In addition, directors are subject to statutory duties and duties under our amended and restated memorandum and articles of association to ensure the maintenance of proper books of account, the maintenance of certain registers and the making of certain filings, as well as the disclosure of personal interests.

Particular duties also apply to directors of insolvent companies (for example, a director may be held to have breached his fiduciary duties where he is found to have conducted a company’s business while insolvent, without due regard to the interests of its creditors).

Liquidation; Rights upon Liquidation

We benefit from perpetual succession, meaning that we will continue our existence indefinitely unless dissolved or wound up by special resolution of the shareholders on a voluntary basis, or on application of a creditor to a court having jurisdiction.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our amended and restated memorandum and articles of association or the terms of any shares issued by the Board from time to time. The holders of preference shares, if any, in particular, may have the right to priority over ordinary or other shareholders in a dissolution or winding up of us. If our amended and restated memorandum and articles of association and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the capital paid-up, or credited as paid up, on the shares held at the commencement of the winding up. Our amended and restated memorandum and articles of association provides that our ordinary shareholders are entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution by the shareholders, but such rights by ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

No Share Certificates

We do not intend to issue share certificates unless certificates are required by law, any relevant stock exchange, recognized depository, or operator of any clearance or settlement system, or the terms of issue of any class or series of its shares.

Under our amended and restated memorandum and articles of association, holders of our ordinary shares will have no right to certificates for their shares, except on request. Holders’ rights to request certificates for shares are subject to any resolution of the Board determining otherwise.

Stock Exchange Listing

Our A Ordinary Shares are listed on NASDAQ under the symbol “GBLI.”

No Liability for Further Calls or Assessments

Pursuant to the provisions of our amended and restated memorandum and articles of association, all shares issued and allotted by us shall be issued fully paid as to their nominal value, together with any premium determined by the Board at the time of issue and shall be non-assessable, meaning that no additional contributions are required to be made to us in respect of our ordinary shares issued and allotted upon completion of the transaction.

Transfer and Registration of Shares

Our share register will be maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who hold shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer will be required under Cayman law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person or (2) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also will be required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). No Cayman Islands stamp duty will be payable in respect of any transfer of our shares.

Our amended and restated memorandum and articles of association grants the Board general discretion to decline to register an instrument of transfer without giving a reason, however, this general discretion expires after two months.

Among other things, the Board may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. Further, our amended and restated memorandum and articles of association provides that the Board must decline to register a transfer of shares if it appears to the Board that the effect of such transfer would mean that a U.S. Person owned Controlled Shares constituting 9.5% or more of the value of the company or the voting shares of the company.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Global Indemnity, a depositary selected by Global Indemnity and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Global Indemnity and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities. The debt securities will be issued from time to time under an indenture to be entered into among the Company and GIGI, as co-obligors, and one or more financial institutions to be qualified under the Trust Indenture Act of 1939 to act as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part (as amended from time to time, the “indenture”). The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities and is qualified in its entirety by the provisions of the indenture. You should refer to the indenture and the form of debt security for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued. Debt securities may be issued under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which the Company, GIGI or their respective subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the debt securities will be the unsecured obligations of the Company and GIGI, on a joint and several basis, and will rank equally with all other unsecured and unsubordinated indebtedness of the Company and GIGI.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

•	the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the price or prices (which may be expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

•	if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

•	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

•	the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of ordinary shares below certain levels for a minimum period of time);

•	the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•	the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•	our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable prospectus supplement) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•	whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether and under what circumstances the Company and GIGI will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	a discussion of the material U.S. federal income tax considerations;

•	if exchangeable into another series of our debt securities, the terms on which such debt securities are exchangeable; and

•	any other terms of the series of debt securities and any additions to the indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, the special U.S. federal income tax considerations applicable to such discounted securities will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Debt securities of each series will be issued only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, payments of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. Payments of the principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither the Company, GIGI, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•	will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Company and GIGI may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company or GIGI may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provision described below.

Neither the Company nor GIGI may (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into the Company or GIGI or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to the Company or GIGI unless:

•	in the case of (1) and (2) above, if the Company or GIGI, as the case may be, is not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the indenture;

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, will have occurred and be continuing; and

•	the Company and GIGI shall have delivered to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Reporting by the Issuer

Under the indenture, the Company and GIGI will be required to file with the trustee, within 15 days after the Company and GIGI are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company and GIGI may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the Company and GIGI are not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then the Company and GIGI shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The Company and GIGI also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time under the rules and regulations of the SEC. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and GIGI’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officers’ certificate). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and GIGI’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the indenture, or participate in any conference calls.

Ranking of Debt Securities

General

Because each of the Company and GIGI is a holding company, their rights and the rights of their respective creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Company or GIGI, as applicable, is a creditor of the subsidiary. The right of creditors of the Company and GIGI, including you, to participate in the distribution of stock owned by the Company or GIGI, as applicable, in some of their subsidiaries, including their insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Senior Debt Securities

The senior debt securities will be unsecured unsubordinated obligations of the Company and GIGI and will:

•	rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of subsidiaries of the Company and GIGI.

Except as otherwise set forth in the indenture or specified in an authorizing resolution, officers’ certificate and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by the Company, GIGI or their respective subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be unsecured subordinated obligations of the Company and GIGI. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, premium, if any, or interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all senior indebtedness of the Company and/or GIGI. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company, GIGI or their respective property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any senior indebtedness, unless and until such default has been cured or waived or has ceased to exist or such senior indebtedness has been discharged or repaid in full, no payment of any kind or character shall be made by the Company and/or GIGI or any other person on the Company’s or GIGI’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and a representative for the respective issue of senior indebtedness gives written notice of the event of default to the trustee, then the Company may be subject to a blockage period, during which, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating such blockage period, neither the Company nor any other person on the Company’s behalf shall:

(1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2) acquire any of the subordinated debt securities for cash, property or otherwise.

Unless otherwise provided in the applicable prospectus supplement, the terms of any subordinated debt securities will not restrict the amount of the Company’s, GIGI’s or their respective subsidiaries’ senior indebtedness or other indebtedness. As a result, in the event of the Company’s or GIGI’s insolvency, holders of the subordinated debt securities may recover ratably less than the Company’s or GIGI’s general creditors.

Discharge and Defeasance

Under the terms of the indenture, the Company and GIGI will be discharged from any and all obligations in respect of the debt securities of any series and the indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) if:

•	all outstanding debt securities of such series are delivered to the trustee for cancellation and pay all sums payable by the Company and GIGI under such debt securities and the indenture with respect to such series; or

•	such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Company or GIGI deposits with the trustee, in trust:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and authorizing resolution, officers’ certificate or supplemental indenture provide otherwise, the Company and GIGI may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

•	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the Company and GIGI under such debt securities and the indenture with respect to such series;

•	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over other creditors of the Company and GIGI; and

•	after giving notice to the trustee of the Company’s and GIGI’s intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

•	in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company and/or GIGI is a party or by which the Company and/or GIGI is bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

•	the Company and GIGI have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service received by us, a Revenue Ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law.

If the Company and GIGI effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, then the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

The Company, GIGI and the trustee may modify, amend and/or supplement the indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

•	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

•	change the currency of payment of principal of or interest on the debt securities;

•	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

•	in the case of any subordinated debt securities, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

•	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the indenture;

•	modify or change any provision of the indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company and GIGI with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

•	without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

•	only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The Company, GIGI and the trustee may amend or supplement the indenture or waive any provision of the indenture and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, mistake, omission, defect or inconsistency as set forth in an officers’ certificate;

•	to make any change that does not, in our good faith opinion, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Company and GIGI have under the indenture;

•	to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

•	the failure of the Company and GIGI to pay interest on any debt securities of such series within 30 days of when due or principal (and premium, if any) of any debt securities of such series when due (including any sinking fund installment);

•	the failure of the Company and GIGI to perform, or breach of, any covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default; and

•	certain events of bankruptcy, insolvency or reorganization.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in the second bullet above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The Company and GIGI shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the Company and GIGI (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

The indenture will provide that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for security or indemnity of the trustee, the holders of a majority in principal amount of the debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the indenture, expose the trustee to personal liability or be unduly prejudicial to the other holders not joining in such direction, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at our option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

New York Law to Govern

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indenture will provide that the Company, GIGI and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

Information Concerning the Trustee

The Company and GIGI may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE

A ORDINARY SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the A ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the preferred shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of A ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other material terms of the stock warrants.

The A ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the A ordinary shares or the preferred shares, as the case may be, a certificate representing the number of A ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number and class of A ordinary shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of A ordinary shares or preferred shares; and

•	a combination, subdivision or reclassification of A ordinary shares or preferred shares.

In lieu of adjusting the number of A ordinary shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Global Indemnity in respect of the stock warrant.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement among the Company, GIGI and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other material terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE

CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts and discuss the material U.S. federal income tax considerations related to such stock purchase contracts or stock purchase units. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the A ordinary shares, which are listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the A ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, NY with respect to matters of U.S. federal securities laws. The validity of the securities offered hereby will be passed upon by Walkers and Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

The consolidated financial statements of Global Indemnity Limited appearing in our Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of Global Indemnity Limited’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES

FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are an exempted company incorporated in the Cayman Islands. We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

Some of our officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States.

As a result, it may be difficult to effect service in United States proceedings, recognize and/or enforce judgments of United States courts outside of the U.S, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States.

We have appointed Global Indemnity Group, Inc., located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, as our agent upon whom process may be served in any action brought against us under the laws of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, a final and conclusive judgment in a federal or state court of the United States of competent jurisdiction for a liquidated sum of money, other than a sum payable in respect of taxes, fines, penalties or similar charges, and which was neither obtained in a manner nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands and which is not inconsistent with a Cayman Islands judgment in respect of the same matters and not impeachable on grounds of fraud, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law without any re-examination of the merits of the underlying dispute.

There is doubt, however, as to whether the Cayman Islands courts would: (i) recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the U.S or any state of the United States, in each case on the basis that such provisions are penal in nature.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Global Indemnity, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.globalindemnity.ky. Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this Registration Statement:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;

(ii)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017);

(iii)	our Current Report on Form 8-K filed with the SEC on March 5, 2018;

(iv)	our Current Report on Form 8-K filed with the SEC on May 1, 2018;

(v)	our Periodic Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 10, 2018;

(vi)	our Current Report on Form 8-K filed with the SEC on June 4, 2018;

(vii)	our Current Report on Form 8-K filed with the SEC on June 14, 2018; and

(viii)	the description of Global Indemnity Limited’s ordinary shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Limited Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Memorandum and Articles of Association Global Indemnity Limited filed as Exhibit 3.3 to the Current Report on Form 8-K filed on November 7, 2016.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the SEC and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Limited

Investor Relations

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Telephone: +1345 814 7600

Email: info@globalindemnity.ky

$500,000,000

GLOBAL INDEMNITY LIMITED

A Ordinary Shares, B Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase A Ordinary Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

PROSPECTUS

2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Other than the SEC registration fee, the following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant, in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$28,635
Accounting fees and expenses	$100,000
Legal fees and expenses	$79,378.73

Total	$208,013.73

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that each officer or director shall be indemnified out of assets of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have previously entered into and intend to enter into new agreements to indemnify our directors and executive officers. These agreements will, among other things, indemnify such directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	American Reliable SPA dated as of October 16, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated October 21, 2014 (File No. 001-34809)).

4.1	Specimen Share Certificate (evidencing the common shares of Global Indemnity Limited) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K12B dated November 7, 2016 (File No. 001-34809)).

4.2	Form of Indenture.

5.1	Opinion of Walkers as to the legality of the A ordinary shares.

5.2	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends

23.1	Consent of Walkers (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the debt securities (to be filed in accordance with the Undertakings set forth in Item 512(j) of Regulation S-K under the Securities Act of 1933, as amended)

99.1	Form F-N (to be filed concurrently with this registration statement)

*	To be filed by amendment or on Form 8-K and incorporated by reference herein in connection with an offering of securities.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 20th day of June, 2018.

GLOBAL INDEMNITY LIMITED

By:	/s/ Cynthia Y. Valko
Name: Cynthia Y. Valko Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Y. Valko Cynthia Y. Valko	Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2018

/s/ Thomas M. McGeehan Thomas M. McGeehan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 20, 2018

/s/ Saul A. Fox Saul A. Fox	Chairman and Director	June 20, 2018

Signature	Title	Date

/s/ Seth J. Gersch Seth J. Gersch	Director	June 20, 2018

/s/ John H. Howes John H. Howes	Director	June 20, 2018

/s/ Bruce R. Lederman Bruce R. Lederman	Director	June 20, 2018

/s/ Joseph W. Brown Joseph W. Brown	Director	June 20, 2018

/s/ Jason B. Hurwitz Jason B. Hurwitz	Director	June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 20th day of June, 2018.

GLOBAL INDEMNITY GROUP, INC.

By:	/s/ Cynthia Y. Valko
Name: Cynthia Y. Valko Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Y. Valko Cynthia Y. Valko	Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2018

/s/ Thomas M. McGeehan Thomas M. McGeehan	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 20, 2018

/s/ Saul A. Fox Saul A. Fox	Chairman and Director	June 20, 2018

Signature	Title	Date

/s/ Seth J. Gersch Seth J. Gersch	Director	June 20, 2018

/s/ John H. Howes John H. Howes	Director	June 20, 2018

/s/ Bruce R. Lederman Bruce R. Lederman	Director	June 20, 2018

/s/ Joseph W. Brown Joseph W. Brown	Director	June 20, 2018

/s/ Jason B. Hurwitz Jason B. Hurwitz	Director	June 20, 2018